Exhibit 99(i)


                              SEWARD & KISSEL LLP
                                901 K Street, NW
                                   Suite 800
                              Washington, DC 20001


                           Telephone: (202) 737-8833
                           Facsimile: (202) 737-5184
                                 www.sewkis.com


                                                          February 28, 2013


AllianceBernstein Trust
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

      We have acted as counsel for AllianceBernstein Trust (the "Trust") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of Class A shares, Class B shares, Class C shares, Advisor Class shares, Class R shares, Class K shares, and Class I shares (the "Shares") representing the beneficial interest, without par value, in the AllianceBernstein Discovery Value Fund, AllianceBernstein Global Value Fund, AllianceBernstein International Value Fund and AllianceBernstein Value Fund (each a "Fund"). The Trust was formed under Massachusetts law, is a trust with transferable shares of the type commonly called a "Massachusetts business trust" and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion relates to the Shares of each class of a Fund being registered pursuant to the Post-Effective Amendment to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") to become effective on March 1, 2013 pursuant to paragraph (b) of Rule 485 under the Securities Act (as so amended, the "Registration Statement") in which this letter is included as Exhibit (i).

      As counsel for the Trust, we have participated in the preparation of the Registration Statement. We have examined the Agreement and Declaration of Trust (the "Declaration") and By-laws of the Trust and any amendments and supplements thereto and have relied upon such records of the Trust and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

      Based on such examination, and subject to the qualification concerning possible shareholder liability set forth below, we are of the opinion that the Shares of each Fund to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares of the relevant classes of each Fund authorized to be issued by the Trust in its Declaration, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable Shares of a Fund under the laws of the Commonwealth of Massachusetts.

      Under Massachusetts law, shareholders of a trust could, under certain circumstances, be held personally liable for the obligations of the trust by reason of being or having been a shareholder of the trust. However, the Declaration disclaims shareholder liability for acts or obligations of the Trust and requires that the notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its Trustees. The Declaration provides for indemnification out of the property of the Trust for all loss and expense of any shareholder held personally liable for the obligations of the Trust by reason of being or having been a shareholder of the Trust. Thus, the risk of a shareholder incurring financial loss by reason of being or having been a shareholder of a Fund is limited to circumstances in which the Trust itself would be unable to meet its obligations.

      We do not express an opinion with respect to any laws other than the laws of Massachusetts applicable to the issuance of shares of beneficial interest in a domestic business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Massachusetts or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Part B thereof.

                                                         Very truly yours,


                                                         /s/ Seward & Kissel LLP